EXHIBIT 99.1

FARMER BROS. CO.

2005 INCENTIVE COMPENSATION PLAN

1.             Purpose.  The purpose of this Plan is to further the Company’s profitability by providing an incentive and reward to key management employees of the Company who through industry, ability, teamwork with other key management employees and exceptional service contribute materially to the success of the Company, and by enhancing the Company’s ability to attract and retain in its employ key personnel upon whose efforts the success of the Company is dependent.  The Company desires to adopt this Plan to:  provide awards based on the achievement of corporate goals and specifically measured individual goals that are consistent with and support the Company’s overall business strategies and objectives; provide Participants with an incentive for excellence in individual performance; and promote teamwork.  This Plan entirely supersedes the Company’s 1982 Incentive Compensation Plan (“1982 Plan”).

2.             Definitions.  As used in this Plan, the following terms shall have the following meanings:

(a)           “Plan” means this Farmer Bros. Co. 2005 Incentive Compensation Plan, as it may be amended from time to time.

(b)           “Company” means Farmer Bros. Co., a Delaware corporation, and includes the Company’s subsidiaries and divisions.

(c)           “Board of Directors” or “Board” means the Board of Directors of Farmer Bros. Co.

(d)           “Committee” means the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan pursuant to section 9.

(e)           “Fiscal Year” means the year selected by the Company for income taxation and financial reporting purposes.

(f)            “Employee” or “Eligible Employee” means any officer or other key management employee of the Company (including subsidiaries) who is in the employ of the Company.  No member of the Committee shall be an Eligible Employee while serving on the Committee or for a period of one year thereafter.

(g)           “Participant” means an Eligible Employee to whom an award is made under this Plan.

(h)           “Award”  means a Current Award or Deferred Award made by the Committee pursuant to section 6 of the Plan.

(i)            “Current Award” means an Award payable during the Fiscal Year in which the award is made pursuant to section 7(a) of the Plan.

(i)            “Deferred Award” means an Award payable during one or more Fiscal Years after the Award is made pursuant to section 7(b) of the Plan.

(j)            “Base Salary” means a Participant’s annual pay rate at the end of the Fiscal Year, without taking into account the following: (i) any deferrals of income; (ii) any incentive compensation; or (iii) any other benefits paid or provided under any of the Company’s other employee benefit plans.

(k)           “Performance Criteria” means the attainment of specified levels of (or percentage changes in) financial performance and other corporate and/or individual objectives as determined by the Committee in its discretion.

(i) Performance Criteria may measure, without limitation, such financial performance indicators as the following:  adjusted net income, net sales; total shareholder return; profitability; stock price; economic value added; profit margin (gross or net); asset turnover; sales growth (whether measured in pounds of coffee, number of accounts or otherwise); asset growth; return on investment; earnings per share; return on equity; return on assets; return on capital; operating cash flow; cost of capital; net income; market share; working capital; cost reduction; and such other financial metrics measured solely in terms of the attainment of quantitative targets related to the Company’s business.

(ii) Performance Criteria may also assess, without limitation, attainment of corporate and/or individual objectives such as customer satisfaction, maintenance of good employee relations, safety enhancement, improved product quality, systems improvement and implementation, acquisitions, expansion of product lines, creation of operating efficiencies, market share increase, geographic expansion, enhancement of management depth, succession planning, financial risk management, and such other objectives important to the achievement of the Company’s overall business strategies and objectives.

(iii) Performance Criteria may but need not be susceptible to objective measurement.

Performance Criteria may be applied by the Committee as a measure of the performance of any, all, or any combination of the following: the Company; a subsidiary, division, department, region, function or business unit of the Company or any subsidiary; a particular product category or categories of the Company or any subsidiary; or an individual Participant.

(l)            “Target Award”  is defined in Section 5.

3.             Amount Subject to Awards.  The amount available for Awards under this Plan each Fiscal Year shall be within the discretion of the Committee.

4.             Participants.  Based on its evaluation of an Employee’s performance, contribution to the Company, compensation, and other criteria it deems relevant, the Committee shall determine within ninety (90) days after the beginning of each Fiscal Year, in its sole discretion, the Employees, if any, who shall be Participants in the Plan for that year.

5.             Performance Criteria and Target Award.  With respect to each Participant, within ninety (90) days after the beginning of each Fiscal Year, the Committee shall establish in writing the specific Performance Criteria for such Fiscal Year to be achieved by the Company and/or such Participant in order for such Participant to earn an Award under this Plan.  The Committee shall also establish a target Award amount (“Target Award”) for each Participant based upon the Participant’s past annual compensation, current salary, job responsibilities and past and expected future job performance.  The Committee may consult with senior management executives of the Company and the Plan Participants in establishing such Performance Criteria and Target Awards to the extent deemed appropriate by the Committee.  Performance Criteria may vary from Participant to Participant and between groups of Participants.  The Committee shall for each Fiscal Year establish a formula or matrix for each Participant pursuant to which his or her Award shall be determined based upon the degree of achievement of such Performance Criteria.  This formula or matrix may take into account Performance Criteria achieved in prior Fiscal Years.  In addition, the relative weight among specific Performance Criteria shall be determined by the Committee in its discretion.  The Committee shall inform each Participant of the Performance Criteria, Target Award and formula or matrix for determining achievement of the Performance Criteria and calculation of the Award which are applicable to the Participant’s Award. The Committee shall have the discretion at any time to add additional Performance Criteria and to modify any objectives or performance levels designated in relation to previously established Performance Criteria.  The Performance Criteria for each Participant, once established, shall continue for subsequent Fiscal Years unless modified by the Committee.  Depending on the level of achievement of applicable Performance Criteria, a Participant’s actual Award can exceed his or her Target Award.

6.             Determination of Awards.

After the end of each Fiscal Year and promptly upon availability of the Company’s audited financial statements, the Committee shall review and evaluate the Performance Criteria applicable to the Fiscal Year for each Participant in light of the Company’s and/or such Participant’s performance measured in accordance with such criteria, and shall determine whether and to what extent the Performance Criteria have been satisfied and the amount of the Award, if any, to be made to the Plan Participant.  The executive officers of the Company shall provide all information necessary to enable the Committee to make the determination promptly following year-end and in all events by August 31.  The Committee may in its discretion consult with such Participant’s immediate supervisor (i.e., responsible Vice President and/or the President and CEO) with respect to whether any Performance Criteria measured by such Participant’s individual performance have been achieved.  Achievement of financial Performance Criteria shall be determined by adding back any past or current Award made under the Plan or any award under the 1982 Plan which otherwise would affect the result unless the Committee determines otherwise.  If a Performance Criterion is not susceptible to objective measurement, the Committee shall determine the level of attainment in good faith on a subjective basis.  The Committee shall determine in its sole discretion whether any such Award is to be in whole or in part a Current Award or Deferred Award, and, subject to the provisions of the Plan, the time and manner of payment of the Award.  Payment of Awards, less withholding taxes, shall be made to Participants as provided in section 7, but only upon the Committee’s certification that the applicable Performance Criteria have been satisfied and upon determination of the amount of each Award.  No Award shall be deemed to be earned under the Plan prior to the Committee’s certification and Award determination.

Notwithstanding anything contained in this Plan to the contrary and regardless of whether any or all of the Performance Criteria have been achieved, whether in whole or in part, the Committee may in its discretion eliminate entirely, reduce, or increase any Award to a Participant in order to reflect additional considerations relating to the Company and/or such Participant’s individual performance.  In determining whether an Award will be, eliminated, reduced or increased, the Committee shall consider any changes in circumstances which may have occurred during the Fiscal Year, including, without limitation, changes in accounting practices or applicable law, extraordinary items of gain or loss, discontinued operations, restructuring costs, sales or dispositions of assets and acquisitions, and such Participant’s individual performance.  Any action by the Committee under this paragraph shall be conclusive and binding on the Company and the Participant.

7.             Payment of Awards

(a)           Current Awards.  Current Awards of $10,000 or less shall be paid within (60) days after the Award is made.  Current Awards in excess of $10,000 shall be paid either in lump sum or in such installments, without interest, during the Fiscal Year in which the Award is made as the Committee shall determine in its discretion.  Current Awards become vested at the time the Award is made and are not subject to forfeiture.

(b)           Deferred Awards.  Deferred Awards shall be paid either in lump sum or in installments at such time or times as the Committee shall determine in its sole discretion.

(i)            Altering Time and Method of Payment.  Notwithstanding anything to the contrary in the Plan, upon written notice to the Participant from time to time, the Committee in its sole discretion may alter the time and manner in which a Deferred Award shall be paid.  Without limiting the Committee’s authority under the preceding sentence, the Committee may cause a Deferred Award previously payable in installments to become payable in lump sum or in installments over a shorter or longer time and may cause a Deferred Award previously payable in a lump sum to be payable in lump sum at an earlier or later date or in installments.  However, if the Participant has died or become disabled, the Committee shall not alter the manner or time of payment so as to defer further or reduce the amount of any payment to which the Participant or his heirs or devisees would have been entitled otherwise without the written consent of the Participant or his heirs or devisees, as the case may be.

(ii)           Adjustment of Amount of Deferred Award.  As of the end of each Fiscal Year, the unpaid portion of a Deferred Award shall be increased by a percentage equal to the Company’s average rate of return during said Fiscal Year on invested funds, or if none, the prime lending rate announced by The Wall Street Journal, or successor publication, as of the last day of said Fiscal Year.  If the Deferred Award is payable in installments, the amount of the increase shall be allocated proportionately among the installments remaining to be paid.

(iii)          Forfeiture of Deferred Awards.  The right of a Participant to receive future payments of Deferred Awards shall be forfeited upon the termination of the Participant’s employment by the Company for malfeasance or in the event the Participant shall enter into a business or employment which the Committee determines to be detrimentally competitive with the business of the Company.

8.             Designation of Beneficiaries.

Each Participant shall file with the Committee a written designation of the person or persons who shall be entitled to receive any amounts payable under this Plan after the Participant’s death.  The Participant may designate natural persons, charitable institutions, trusts, or the Participant’s estate as beneficiaries.  A Participant may name one or more contingent beneficiaries.  Unless otherwise designated by a Participant, payments shall be divided equally among co-beneficiaries.  A Participant may from time to time revoke or change a beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

If no such beneficiary designation is in effect at the time of a Participant’s death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan after his death shall be made to the Participant’s estate.  If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereon are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the Company and the Committee therefor.

9.             Administration.

The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors.  The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties unless overruled by the Board of Directors.

The Committee shall consist of two or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or with cause by the Board of Directors.  Any member of the Committee may resign at any time.  No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan.  No member of the Committee shall be entitled to receive an Award under this Plan while serving on the Committee or within one year thereafter.  The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee.  No bond or other security need be required of the Committee or any member thereof in any jurisdiction.

The procedures for the proceedings of the Committee shall be established by resolution of the Board of Directors, absent which resolution the procedures applicable under the Company’s Bylaws to proceedings of the Board of Directors shall apply to the proceedings of the Committee.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, to the fullest extent permissible under the California General Corporation Law.

10.           Amendment or Termination.  The Board of Directors reserves the right at any time to amend, suspend, or terminate the Plan in whole or in part and for any reason without the consent of any Participant or beneficiary;

provided that no such action shall adversely affect the rights of Participants or beneficiaries with respect to Awards made prior to such action.  Subject to the foregoing provision, any amendment, modification, suspension, or termination of any provisions of the Plan may be retroactively.

11.           General Provisions.

Nothing contained in the Plan shall give any Employee the right to be retained in the employ of the Company or affect the right of the Company to dismiss any Employee.  The adoption of the Plan or designation of an Eligible Employee as a Plan Participant shall not create a right in any Employee to receive an Award under the Plan.  No Award under the Plan shall be considered as compensation under any employee benefit plan of the Company except as otherwise determined by the Committee.

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or is under any other disability, then any payment due him (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Plan, the Company, and the Committee therefor.

Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.  If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

The Participant shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, joint venture or partnership between the Company and the Employee or any other person.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of such amounts.

All Deferred Awards under the Plan constitute unfunded deferred compensation arrangements for a select group of key management personnel and all rights thereunder shall be governed by and construed in accordance with the laws of California.

The Committee shall make such adjustments as it deems equitable in the even the Company changes its fiscal year.

12.           Effective Date of the Plan.  This Plan shall be effective for Awards made for the Fiscal Year ending June 30, 2006.  Awards made for any prior Fiscal Year shall be governed by the 1982 Plan.

Adopted:               October 7, 2005